UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 8, 2016

Cleveland BioLabs, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
73 High Street Buffalo, NY 14203
(Address of Principal Executive Offices and zip code)

(716) 849-6810
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 12, 2016, Cleveland BioLabs, Inc. (the “Company”) filed a current report on Form 8-K (the “Original Report”) to report that two members of its board of directors had resigned and that, as a result, the Company was no longer in compliance with the requirements of NASDAQ Listing Rule 5605(c)(2)(A), which requires that the audit committee of the board of directors be comprised of at least three independent directors. The Company is filing this Amendment No. 1 to Form 8-K/A (this “Amendment”) to (i) revise and update certain disclosures made in Item 3.01 of the Original Report and (ii) disclose a separate reportable event, also under Item 3.01. Except for the foregoing, this Amendment effects no other changes to the Original Report.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 8, 2016, the Company received a letter from each of James Antal and Richard McGowan notifying the Company that such individual was resigning from the Company’s board of directors (the “Board”), effective immediately. At the time of their resignation, Messrs. Antal and McGowan each served on the audit committee of the Board. As a result of these resignations, the Company is no longer in compliance with the Nasdaq Stock Market’s (“NASDAQ”) audit committee requirements. Under NASDAQ Listing Rule 5605(c)(2)(A), the audit committee of the Board must be comprised of at least three independent directors. As of the effective time of the resignations of Messrs. Antal and McGowan, the audit committee of the Board will be comprised of one director who is independent under the NASDAQ Listing Rules.

On July 12, 2016, the Company provided formal notice to NASDAQ disclosing the Company’s noncompliance with NASDAQ’s audit committee requirements as described above. On July 14, 2016, the Company received formal notification from NASDAQ, which notification was subsequently revised on July 15, 2016 (as revised, the “Notice”), regarding its current non-compliance with the NASDAQ Listing Rules. Under the terms of the Notice and NASDAQ Listing Rule 5810(c)(2), the Company has 45 calendar days from the date of the Notice to submit a plan to regain compliance. The Company currently anticipates submitting such a plan to NASDAQ or regaining compliance prior to the expiration of the 45-day period by appointing two new independent directors to the audit committee. If the Company is not granted an extension or is granted an extension but is unable to evidence compliance during the extension period, NASDAQ may issue a delisting determination. In the event of such a determination, the Company may appeal NASDAQ’s determination to delist its securities, but there can be no assurance that NASDAQ would grant the Company’s request for continued listing.

Forward-Looking Statements

This Amendment contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended.
Forward-looking statements are statements that do not relate strictly to historical or current facts. Words and phrases such as “potential,” “may,” “future,” “will,” “plan,” “anticipate,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of any laws or regulations applicable to the Company, and plans and objectives of management for future operations. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

These factors include, among others, the risks inherent in the early stages of drug development and in conducting clinical trials; the Company’s plans and expectations with respect to future clinical trials and commercial scale-up activities; the Company’s ability to attract collaborators with development, regulatory and commercialization expertise and the financial risks related to those relationships; the Company’s ability to comply with its obligations under license agreements; the Company’s inability to obtain regulatory approval in a timely manner or at all; the commercialization of the Company’s product candidates, if approved; the Company’s plans to research, develop and commercialize its product candidates; future agreements with third parties in connection with the commercialization of any approved product; the size and growth potential of the markets for the Company’s product candidates, and its ability to serve those markets; the rate and degree of market acceptance of the Company’s product candidates; the Company’s history of operating losses and the potential for future losses, which may lead the Company to not be able to continue as a going concern; regulatory developments in the United States and foreign countries; the performance of the Company’s third-party suppliers and manufacturers; and the success of competing therapies that are or may become available. Some of these factors could cause future results to materially differ from the recent results or those projected in forward-looking statements. See also the “Risk Factors” and “Forward-Looking Statements” described in the Company’s periodic filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: July 20, 2016	By: /s/ YAKOV KOGAN
Name: Yakov Kogan
Title: Chief Executive Officer